UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 13, 2005

ADVENTRX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32157 (Commission File Number)	84-1318182 (IRS Employer Identification No.)

6725 Mesa Ridge Road, Suite 100
San Diego, California 92121
(Address of principal executive offices) (Zip Code)

(858) 552-0866
(Company’s telephone number, including area code)

Item 2.02. Results of Operations and Financial Condition.

On May 13, 2005, the Company announced its 2005 First Quarter Financial Results.

The press release issued by the Company on May 13, 2005 with respect to this matter is included with this report as an exhibit.

Item 8.01. Other Events.

On May 13, 2005, the Company announced preliminary Phase II trial results with CoFactor™ in metastatic colorectal cancer.

The press release issued by the Company on May 13, 2005 with respect to this matter is included with this report as an exhibit.

Item 9.01. Financial Statements and Exhibits.

The exhibit list required by this item is incorporated by reference to the Exhibit Index filed as part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

By:	/s/ Carrie E. Carlander
Name: Carrie E. Carlander
Title: Chief Financial Officer, Vice President, Finance, and Treasurer
May 13, 2005

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of the Company dated May 13, 2005.
99.2	Press Release of the Company dated May 13, 2005.